UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 14, 2015

Image Sensing Systems, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-26056	41-1519168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Spruce Tree Centre, 1600 University Avenue West, St. Paul, Minnesota		55104
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code   (651) 603-7700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a)  On May 14, 2015, the Company held its 2015 Annual Meeting of Shareholders.  Of the 5,005,803 shares of the Company’s common stock outstanding and entitled to vote, 4,084,551 shares, or 81.6%, were represented at the meeting.

(b)  During the annual meeting, the shareholders voted on the following matters:

Proposal 1.  Election of Directors

	Votes For	Votes Withheld	Broker Non-Votes

Dale E. Parker	1,286,019	99,092	2,699,440

James W. Bracke	951,473	433,638	2,699,440

Melissa B. Fisher	951,371	433,740	2,699,440

Thomas G. Hudson	1,286,669	98,442	2,699,440

Paul F. Lidsky	990,371	394,740	2,699,440

Proposal 2.  Ratification of appointment of our Independent Registered Public Accounting Firm.

Votes For	Votes Against	Abstain

4,004,817	77,792	1,942

Proposal 3.  Advisory vote to approve the compensation of our named executive officers.

Votes For	Votes Against	Abstain	Broker Non-Votes

927,301	451,794	6,016	2,699,440

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Image Sensing Systems, Inc.

Date: May 15, 2015
By	/s/ Dale E. Parker
Dale E. Parker Interim President, Interim Chief Executive Officer and Chief Financial Officer (Interim Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

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